Exhibit 10.2

Equity Interest Pledge Release Agreement

THIS Equity Interest Pledge Release Agreement (this “Agreement”) is made and entered into as of the March 17, 2025 (the “Effective Date”), by and between the following parties, in the City of Wuxi, Jiangsu Province, People’s Republic of China (the “PRC”), excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan, for the purpose of this Agreement. (hereinafter referred to as the “PRC”):

Party A (pledgee): Skillful Craftsman Network Technology (WUXI) Co. Ltd.

Address: Room 0405, Building 1, No. 311, Yanxin Road, Huishan Economic Development Zone, Wuxi, China Unified Social Credit Code:

Party B (pledgor): Gao Xiaofeng (Chinese citizen, his identity card number:

320222197) Hua Lugang (Chinese citizen, his identity card number: 3204021972)

Party C: Wuxi Kingway Technology Co. Ltd.

Address: Room 0403, Building 1, No. 311, Yanxin Road, Huishan Economic Development Zone, Wuxi, China Unified Social Credit Code

Party A, Party B and Party C are hereinafter each referred to as a “Party” and collectively as the “Parties”.

Whereas:

1.	The Pledgor is a Chinese citizen and, as at the effective date of this Agreement, holds in aggregate one hundred percent (100%) of the equity interest in Party C, representing Party C’s registered capital of RMB (in the same currency below) 10 million yuan. Party C is a limited liability company incorporated in Wuxi City, PRC.

2.	The Pledgee is a wholly foreign-owned enterprise registered in China. The Pledgor has entered into an Exclusive Business Cooperation Agreement with Party C; the Pledgor has entered into an Exclusive Right to Purchase Agreement with the Pledgor and Party C; and the Pledgor has signed a Power of Attorney authorizing the Pledgor.

3.	In order to secure the obligations of Party C and the Pledgor under the Transaction Documents, the Pledgor pledged all of the equity interests owned by the Pledgor in Party C to the Pledgee, and the parties entered into the Equity Pledge Agreement dated July 17, 2019 (the “Original Agreement”).

4.	On March 17, 2025, due to future business development, the parties agreed by consensus to terminate the original agreement and release the pledged security made by the pledgor to the pledged.

Accordingly, the parties agree on the release of the equity pledge and enter into this agreement as follows:

1.	definition

Unless otherwise provided in this Agreement, the following terms shall have the meanings set forth herein:

1.1	Pledge: means a security right granted by the pledgor to the pledgee pursuant to article 2 of the original agreement, i.e. the right of the pledgee to be paid in priority for the price of the pledged equity by the pledgor to the pledgee, or the price of the pledged equity at auction or sale.

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1.2	Pledged Equity Interests: the one hundred percent (100%) equity interests in Party C currently held by the Pledgor in aggregate, representing the registered capital of Party C of RMB 10 million and all equity interests in Party C legally acquired by the Pledgors in the future.

1.3	Transaction Documents: means the Exclusive Business Partnership Agreement, dated July 17, 2019, by and between Party C and the Pledgee; the Exclusive Right to Purchase Agreement, dated July 17, 2019, by and among the Pledgor, Party C and the Pledgee and the Power of Attorney, dated July 17, 2019, by and between the Pledgor and the Pledgor, together with any modifications, amendments and/or restatements of the foregoing.

2.	Release of pledge

2.1	The Pledgor agrees to release the Pledge Guarantee made by the Grantor in respect of the Transaction Documents. The original agreement will be terminated as of the date of completion of the registration procedures for the cancellation of the pledge of the pledged shares.

2.2	The Pledgor and Party C guarantee that they will submit the Application for Deregistration of Equity Pledge within seven (7) days from the date of signing of this Agreement and complete all procedures for deregistration of equity pledge within thirty (30) working days from the date when the application for deregistration of equity pledge is formally accepted by the registration authority.

2.3	Except as otherwise agreed herein, the parties shall have no further rights or obligations to each other with respect to the original agreement, and each party warrants that it will not require the other party to perform in any manner whatsoever any of its outstanding obligations under the original agreement.

3.	Representations and Warranties of the Pledgor and Party C

The Pledgor and Party C hereby jointly and severally represent and warrant to Party A as of the Effective Date of this Agreement as follows:

3.1	Both the Pledgor and Party C have full power, capacity and authority to enter into this Agreement and to perform their obligations hereunder.

3.2	Other than the Pledged Equity Interests, the Pledgor has not created any other security interests or other encumbrances on the Pledged Equity Interests.

3.3	Neither the execution nor performance of this Agreement will (i) result in a violation of any relevant PRC law; (ii) conflict with Party C’s Articles of Association or other organizational documents; (iii) result in a breach of, or constitute a default under, any contract or document to which it is a party or by which it is bound; (iv) result in a breach of any license or approval issued or granted to any party and/or any condition to its continuous validity; or (v) result in the suspension or revocation of, or the imposition of conditions on, any license or approval granted to any party.

4.	Handling and other fees

All costs and out-of-pocket expenses in connection with this Agreement, including but not limited to legal fees, labor costs, stamp duty and any other taxes and fees, shall be borne by Party C.

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5.	Transfer

Neither the Pledgor nor Party C may transfer or assign their rights and obligations under this Agreement except with the prior consent of the Pledgee.

6.	Confidentiality

6.1	Each party acknowledges that any oral or written information exchanged by it in connection with this Agreement is confidential. Each party shall keep all such information confidential and shall not disclose any such information to any third party without the written consent of the other party, except to the extent that (a) such information is or will become known to the public (but not as a result of disclosure to the public by one of the recipients of the information), (b) such information is required to be disclosed by Applicable Laws or by the rules or regulations of any stock exchange or (c) information required to be disclosed by either party in connection with the transactions contemplated hereunder to its shareholders, directors, employees, legal or financial advisors, and such shareholders, directors, employees, legal or financial advisors shall be subject to obligations of confidentiality similar to the obligations set forth herein. Any disclosure of any Confidential Information by any staff or organization employed by either party shall be deemed to be a disclosure of such Confidential Information by such party, and such party shall be fully liable for and bear the consequences of any breach of this Agreement.

6.2	This Article shall remain in effect regardless of the termination of this Agreement for any reason.

7.	Applicable law and dispute resolution

7.1	The signing, entry into force, interpretation, fulfillment, modification and termination of this Agreement, as well as the handling of disputes and controversies relating to this Agreement shall be governed by the laws of China.

7.2	Any dispute arising out of the interpretation and performance of this Agreement shall first be resolved by the parties to this Agreement by way of amicable negotiation. If the dispute cannot be resolved through negotiation, then either party may submit the dispute to the Shanghai International Arbitration Center for arbitration in accordance with its arbitration rules then in force. The place of hearing of the arbitration shall be Shanghai. The arbitral award shall be final and binding on the parties.

7.3	In the event of any dispute arising out of the interpretation and performance of this Agreement, or in the event that any dispute is in the process of arbitration, the parties hereto shall continue to exercise their respective other rights and perform their respective other obligations hereunder, except with respect to the matter in dispute.

8.	Others

8.1	If one or more of the covenants herein is held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining covenants herein shall not be affected or impaired in any respect. The parties shall negotiate in good faith to replace such invalid, illegal or unenforceable covenants with covenants that are valid to the fullest extent permitted by law and the parties’ expectations, and such valid covenants shall have economic effects that are as similar as possible to the economic effects of such invalid, illegal or unenforceable covenants.

8.2	Any modifications and supplements to this Agreement shall be in writing. Modification and supplemental agreements signed by the parties in connection with this Agreement shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

8.3	Unless otherwise agreed in this Agreement, any unilateral termination of this Agreement proposed by either party shall require the written consent of the other party and a signed written termination agreement.

8.4	This Agreement shall enter into force on the effective date set forth at the beginning of this document after it has been signed by the authorized representatives of the parties and affixed with their official seals or contract seals.

8.5	This Agreement shall be executed in five (5) copies, one (1) copy for each party and the remaining one (1) copy for the purpose of registration and shall have the same legal effect.

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IN WITNESS WHEREOF, the parties have caused this “ Equity Interest Pledge Release Agreement “ to be executed by their authorized representatives on the date set out at the beginning of this document and shall become effective.

Pledgee:	Skillful Craftsman Network Technology (WUXI) Co. Ltd.

Signature:	/s/Gao Xiaofeng
Name:	Gao Xiaofeng
Title:	Legal Representative

Pledgor:	Gao Xiaofeng

Signature:	/s/Gao Xiaofeng

Pledgor:	Hua Lugang

Signature:	/s/Hua Lugang

Party C:	Wuxi Kingway Technology Co. Ltd.

Signed:	/s/Gao Xiaofeng
Name:	Gao Xiaofeng
Title:	General Manager

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